Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	R. Scott Jones	Richard E. Moyer
	President and CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS

18% INCREASE IN SALES AND EPS OF $0.13 FOR QUARTER ENDED JANUARY 31, 2008

LITTLE FALLS, New Jersey (March 6, 2008) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported income from continuing operations of $2,157,000, or $0.13 per diluted share (inclusive of approximately $0.02 of stock-based compensation expense), on an 18% increase in sales to $60,910,000 for the second quarter ended January 31, 2008.  This compares with income from continuing operations of $2,252,000, or $0.14 per diluted share (inclusive of approximately $0.01 of stock-based compensation expense), on sales of $51,635,000 for the second quarter ended January 31, 2007.  For the six months ended January 31, 2008, the Company reported income from continuing operations of $4,096,000, or $0.25 per diluted share (inclusive of $0.04 of stock-based compensation expense), on an 18% increase in sales to $120,915,000.  This compares with income from continuing operations of $3,975,000, or $0.25 per diluted share (inclusive of $0.02 of stock-based compensation expense), on sales of $102,119,000 for the six months ended January 31, 2007.

According to R. Scott Jones, Cantel’s President and CEO, “We were pleased with our continued core revenue growth in the second quarter, as well as the first half of 2008.  Our growth in earnings from an EBITDAS(1) perspective was 15% (to $8,223,000) for the quarter and 19% (to $16,069,000) for the first half of the year, compared to the same periods last year. We have made significant investments in marketing and sales during the past six months, as well as in recent acquisitions, and anticipate realizing the benefits from these initiatives in the coming quarters.”

The Company further reported that its balance sheet at January 31, 2008 included current assets of $83,609,000, including cash of $14,208,000, a current ratio of 2.6:1, a ratio of funded debt to equity of .41:1, debt of $66,800,000 and stockholders’ equity of $163,784,000.

Cantel Medical Corp. is a leading provider of infection prevention and control products in the healthcare market. Our products include specialized medical device reprocessing systems for renal dialysis and endoscopy, dialysate concentrates and other dialysis supplies, disposable infection control products primarily for the dental industry, water purification equipment, sterilants, disinfectants and cleaners, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for infectious and biological specimens. We also provide technical maintenance for our products and offer compliance training services for the transport of infectious and biological specimens.

The Company will hold a conference call to discuss the results for the second quarter ended January 31, 2008 on Thursday, March 6, 2008 at 11:00 AM Eastern time. To participate in the conference call, dial 1-877-407-8035 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, March 6 at 2:00 PM through midnight on March 7, by dialing 1-877-660-6853 and using passcode #286 and conference ID #276770. The call will be simultaneously broadcast live over the Internet on vcall.com at http://www.vcall.com/IC/CEPage.asp?ID=126619.  A replay of the webcast will be available on Vcall for 30 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

(1) A reconciliation of net income to earnings before interest, taxes, depreciation, amortization and stock-based compensation expense  (“EBITDAS”) and a description of this measure and the reasons for presenting it, as well as its limitations, are set forth in “Supplementary Information” included as part of this press release.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2008	2007	2008	2007

Net sales	$60,910	$51,635	$120,915	$102,119

Cost of sales	39,424	32,114	78,223	64,429

Gross profit	21,486	19,521	42,692	37,690

Expenses:
Selling	6,836	5,729	13,625	11,439
General and administrative	8,967	8,058	17,924	15,596
Research and development	961	1,222	1,951	2,388
Total operating expenses	16,764	15,009	33,500	29,423

Income from continuing operations before interest and income taxes	4,722	4,512	9,192	8,267

Interest expense	1,255	759	2,477	1,522
Interest income	(150)	(160)	(297)	(450)

Income from continuing operations before income taxes	3,617	3,913	7,012	7,195

Income taxes	1,460	1,661	2,916	3,220

Income from continuing operations	2,157	2,252	4,096	3,975

Income from discontinued operations, net of tax	—	18	—	263

Net income	$2,157	$2,270	$4,096	$4,238

Earnings per common share - diluted
Continuing operations	$0.13	$0.14	$0.25	$0.25
Discontinued operations	—	—	—	0.01
Net income	$0.13	$0.14	$0.25	$0.26

Weighted average shares - diluted	16,386	16,064	16,359	16,052

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2008	July 31, 2007
Assets
Current assets	$83,609	$76,731
Property and equipment, net	38,550	38,577
Intangible assets	45,090	44,615
Goodwill	109,555	102,073
Other assets	1,588	1,675
	$278,392	$263,671

Liabilities and stockholders’ equity
Current portion of long-term debt	$7,000	$6,000
Other current liabilities	25,058	29,971
Long-term debt	59,800	51,000
Other long-term liabilities	22,750	21,630
Stockholders’ equity	163,784	155,070
	$278,392	$263,671

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

The reconciliation of EBITDAS with net income for the three and six months ended January 31, 2008 and 2007, respectively, is as follows (in thousands):

	Three Months Ended January 31,		Six Months Ended January 31,
	2008	2007	2008	2007

Net income	$2,157	$2,270	$4,096	$4,238
Income from discontinued operations, net of tax	—	(18)	—	(263)

Income from continuing operations	2,157	2,252	4,096	3,975

Income taxes	1,460	1,661	2,916	3,220
Interest expense	1,255	759	2,477	1,522
Interest income	(150)	(160)	(297)	(450)
Depreciation	1,530	1,239	2,975	2,517
Amortization	1,460	1,146	2,859	2,299
Loss on disposal of fixed assets	49	9	49	9

EBITDA	7,761	6,906	15,075	13,092

Stock-based compensation expense	462	217	994	415

EBITDAS	$8,223	$7,123	$16,069	$13,507

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income from continuing operations before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges such as stock-based compensation, amortization related to  acquisitions and depreciation of capital equipment has on the Company’s net income. In particular, the acquisitions completed during our fiscal 2007 and the three months ended October 31, 2007 has resulted in a significant increase  in amortization of intangible assets that reduced the Company’s net income during the three and six months ended   January 31, 2008, as compared with the three and six months ended January 31, 2007. Additionally, the Company  regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense,  which increase in interest expense for the periods presented primarily related to borrowings for recent acquisitions,  and complements operating income, net income and other GAAP financial performance measures. Generally, a  non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that  either excludes or includes amounts that are not normally excluded or included in the most directly comparable  measure calculated and presented in accordance with GAAP. This measure, however, should be considered in  addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance  prepared in accordance with GAAP.